Exhibit 5.1

MAYER, BROWN, ROWE & MAW LLP

1675 Broadway
New York, New York 10019-5820

Main Telephone
(212) 506-2500
Main Fax
(212) 262-1910

October , 2003

To:	Persons listed on Annex A hereto

ARMS II Global Fund 2

Ladies and Gentlemen:

We have acted as special counsel to Australian Mortgage Securities Ltd. (the “Servicer”) and Australian Securitisation Management Pty Limited (the “Trust Manager”) in connection with the issuance by Permanent Custodians Limited (the “Issuer Trustee”), in its capacity as trustee of the ARMS II Global Fund 2 (the “Fund”), of the Class A Mortgage Backed Floating Rate Bonds (“Class A Bonds”) and the Class B Mortgage Backed Floating Rate Bonds (the “Class B Bonds”, and, together with the Class A Bonds, the “US$ Bonds”).  The Fund will be created pursuant to the Master Trust Deed, dated March 7, 1995 between the Issuer Trustee and the Servicer (the “Master Trust Deed”) as amended and restated by the Deed of Variation of Master Trust Deed dated April 23, 2003 (the “Deed of Variation”) among the Issuer Trustee, the Servicer and the Trust Manager, pursuant to which the Trust Manager was appointed as trust manager of the Fund.  The Bond Trust Deed, dated October   , 2003, among the Issuer Trustee, The Bank of New York (the “Bond Trustee”), and the Trust Manager (the “Bond Trust Deed”) provides for the issuance of the US$ Bonds in accordance with the terms and conditions attached thereto.  The US$ Bonds will be secured by the assets of the Fund, which will consist primarily of a pool of variable and fixed rate residential housing loans originated by the Servicer (the “Housing Loans”) secured by mortgaged properties located in the Commonwealth of Australia.

This opinion is being rendered pursuant to Section 6(g) of the Underwriting Agreement (as defined herein).

The Trust Manager has caused the Issuer Trustee to sell the US$ Bonds to each of ABN AMRO Incorporated and Deutsche Bank Securities Inc. (collectively, the “Underwriters”), pursuant to the Underwriting Agreement dated October   , 2003, among the Servicer, the Trust Manager, the Issuer Trustee and the Underwriters (the “Underwriting Agreement”, and together with the Master Trust Deed, the Deed of Variation, the Security Trust Deed, the Paying Agency Agreement, the Bond Trust Deed, the form of the US$ Bonds, the Currency Swap, the Fixed-

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Floating Rate Swap (as amended pursuant to the Amending and Accession Agreement), and the mortgage insurance policies issued by GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, the Commonwealth of Australia (as managed by GE Mortgage Insurance Pty Limited) and PMI Mortgage Insurance Ltd (collectively, the “Agreements”).  Capitalized terms not defined herein have the meanings set forth in the Agreements.

The Trust Manager has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), a registration statement (No. 333-108887) on Form S-11 for the registration of the US$ Bonds, which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to the Underwriters.  The Trust Manager has filed with the Commission pursuant to Rule 424(b)(4) promulgated under the Securities Act a prospectus dated [          ], 2003 (the “Final Prospectus), which contains the information previously omitted from the preliminary prospectus dated September 17, 2003 (the “Preliminary Prospectus” and, together with the Final Prospectus, the “Prospectus”) pursuant to Rule 430A promulgated under the Securities Act, relating to the US$ Bonds and the method of distribution thereof.  Such registration statement, as amended at the date hereof, is hereinafter called the “Registration Statement”.

In connection with rendering this opinion letter, we have examined the Agreements, the Registration Statement and the Prospectus and such other documents as we have deemed necessary.  As to matters of fact, we have examined and relied upon the accuracy of the representations of parties to the Agreements contained therein and, where we have deemed appropriate, separate additional oral or written statements, representations or certifications of parties to the Agreements, their respective officers and representatives or public officials.  In rendering this opinion letter, we have also assumed (i) the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies, (ii) subject to paragraph (ix) below, the due authorization, execution and delivery, and the necessary power with respect thereto, and the enforceability of such documents, (iii) the conformity to the requirements of the Agreements, of the mortgages, certificates of title and other documents contained in the housing loan packets held by the Servicer on behalf of the Issuer Trustee, (iv) the performance by all parties to the Agreements in accordance with their covenants and agreements made therein and (v) that there is not any other agreement that materially supplements or otherwise modifies the agreements expressed in the Agreements.

In rendering this opinion letter, we do not express any opinion concerning any law other than the law of the State of New York and the federal law of the United States, nor do we express any opinion concerning the application of the “doing business” laws or the securities laws of any jurisdiction other than the federal securities laws of the United States and, in each case, as in existence on the date hereof. In rendering the opinion set forth below, as to matters governed by the laws of the Commonwealth of Australia or the laws of any of the States or Territories thereof or other laws that may be applicable to the Servicer or the Trust Manager, we have relied without independent investigation on the opinion letter of Allens Arthur Robinson dated the date hereof, Australian counsel to the Servicer and the Trust Manager and as to matters governed by the laws of the Commonwealth of Australia or the laws of any of the States or Territories thereof or other laws that may be applicable to the Issuer Trustee, we have relied without independent investigation on the opinion letter of Mallesons Stephen Jaques dated the date hereof, Australian counsel to the Issuer Trustee.  A copy of each such opinion is annexed hereto.  To the extent that we have relied on the foregoing opinion letters, the opinions set forth below are subject to the same assumptions, qualifications, exceptions and other limitations set forth therein.  We do not express any opinion on any issue not expressly addressed below.

Based upon the foregoing, it is our opinion that:

i.                              The Registration Statement has become effective under the Securities Act, and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or threatened under Section 8(d) of the Securities Act.

ii.                             The Registration Statement and the Prospectus, as of their respective effective or issue date, other than financial or statistical information contained therein, complied as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder.

iii.                            To the best of our knowledge, there are no material contracts, indentures, or other documents of a character required to be described or referred to under either the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

iv.                            The statements in the Prospectus under the captions “Description of the US$ Bonds” and “Description of the Transaction Documents” insofar as they purport to summarize certain terms of the US$ Bonds and the applicable Agreements, constitute a fair summary of the provisions purported to be summarized.

v.                             The statements contained in the Prospectus under the headings “United States Federal Income Tax Matters”, “ERISA Considerations” and “Legal Investment Considerations”, to the extent that they constitute matters of federal law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the US$ Bonds, are correct in all material respects with respect to those consequences or matters that are discussed therein.

vi.                            The Fund is not, and will not as a result of the offer and sale of the US$ Bonds as contemplated in the Underwriting Agreement and described in the Prospectus or as a result of the consummation of the transactions contemplated by the terms of the Agreements become, required to be registered as an “investment company”, under the Investment Company Act of 1940, as amended.

vii.                           The Bond Trust Deed has been duly qualified under the Trust Indenture Act of 1939, as amended.

viii.                          No consent, approval, authorization or order of any United States court or governmental agency or body is required (i) for the consummation by the Servicer or the Trust Manager of the transactions contemplated by the terms of the Agreements (ii) for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the issuance or sale of the US$ Bonds by the Issuer Trustee, except, in each case, (a) such as have been obtained under the Securities Act and (b) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and the offer and sale of the US$ Bonds, as to which we express no opinion.

ix.                            To the extent that the execution and delivery of the Underwriting Agreement is a matter to be determined under New York law, the Underwriting Agreement has been duly and validly executed and delivered and constitutes the legal, valid and binding obligation of each of the Servicer, the Issuer Trustee and the Trust Manager.  In rendering the opinions expressed above we express no opinion regarding any severability provision in the Underwriting Agreement or regarding the legal, valid and binding effect or the enforceability of any indemnification provisions in the Underwriting Agreement, to the extent that any such provisions may be deemed to cover matters under the federal securities laws.

The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

(a)           Our opinions above are subject to (i) the effect of bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation, fraudulent conveyance, fraudulent transfer, equitable subordination, readjustment of debt, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally, and (ii) the effect of general principles of equity (including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief), regardless of whether considered in a proceeding in equity or at law, by public policy considerations, which, among other things, limit the enforceability of penalties, and the discretion of the court before which any proceeding therefor may be brought.

(b)           Our opinions in paragraph (viii) above are based upon our review of those statutes, rules and regulations which in our experience are normally applicable to or normally relevant in connection with transactions of the type provided for in the Agreements and the Underwriting Agreement.

(c)           We express no opinion with respect to the enforceability of the waiver of rights or defenses set forth in the Underwriting Agreement to the extent such rights or defenses may not be waived under applicable law.

(d)           We note that the enforceability of the Underwriting Agreement in favor of any party may be limited if such party fails to act in good faith and in a commercially reasonable manner in seeking to exercise their rights and remedies thereunder.  Without limiting the generality of the foregoing, we note that a court might hold that a technical and nonmaterial default under the Underwriting Agreement does not give rise to a right of any party to exercise certain remedies including, without limitation, termination.

(e)           Our opinions in paragraph (v) above are based on reasoning from legal principles based on the relevant provisions of the Internal Revenue Code of 1986, as amended, the legislative history thereof, currently applicable Treasury Regulations, judicial decisions, administrative rulings and such other authorities as we have considered relevant.  Our opinions are limited to the federal income tax laws of the United States; we express no opinion as to the effect of any state or local tax laws.

The opinions rendered herein are limited in all respects to the laws and facts existing on the date hereof.  By rendering this opinion, we do not undertake to advise you with respect to any other matter or of any change in such laws or facts or in the interpretations of such laws which may occur after the date hereof.

This opinion letter is rendered for the sole benefit of each addressee hereof, and no other person or entity is entitled to rely hereon.  Copies of this opinion letter may not be furnished to any other person or entity, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document.

Very truly yours,

MAYER, BROWN, ROWE & MAW LLP

DC/JMM/DHP

ANNEX A

Australian Securitisation Management Pty Limited
Australian Mortgage Securities Limited
Permanent Registry Limited
Permanent Custodians Limited
ABN AMRO Incorporated
Deutsche Bank Securities Inc.
Moody’s Investor Services Inc.
Standard & Poor’s (Australia) Pty Limited
Fitch Australia Pty Limited
The Bank of New York, New York branch

ANNEX B
OPINION OF ALLENS ARTHUR ROBINSON

ANNEX C
OPINION OF MALLESONS STEPHEN JAQUES